UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FRANKLIN ELECTRIC CO., INC.
(Exact name of registrant as specified in its charter)

Indiana	35-0827455
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
400 East Spring Street
Bluffton, Indiana	46714
(Address of principal executive offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates: _____.  (if applicable).

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
Preference Stock Purchase Rights	The NASDAQ Stock Market

EXPLANATORY NOTE

This Form 8-A/A amends the Registration Statement on Form 8-A dated October 19, 1999 (“Form 8-A”), filed by Franklin Electric Co., Inc. (the “Company”) with respect to the rights to purchase Series I Junior Participating Preference Stock of the Company (the “Rights”) issued pursuant to the Rights Agreement, dated as of October 15, 1999, between the Company and Illinois Stock Transfer Company, an Illinois corporation, as previously amended by the First Amendment to Rights Agreement dated as of December 1, 2006, between the Company and LaSalle Bank National Association, a national banking association (“LaSalle Bank”), and by the Second Amendment to Rights Agreement dated as of July 11, 2007, between the Company and LaSalle Bank, as may be further amended and modified from time to time (the “Rights Amendment”).  The description and terms of the Rights are set forth in the Rights Agreement, which is incorporated by reference or filed herewith as Exhibits 4.1 through 4.4.

Item 1 of Form 8-A is hereby amended by adding the following paragraph:

Effective September 30, 2008, the Company removed LaSalle Bank National Association as the Rights Agent (as such term is defined in the Rights Agreement) and appointed Wells Fargo as the new Rights Agent, as set forth in the Third Amendment to Rights Agreement, dated as of September 22, 2008, by and between the Company and Wells Fargo, which is attached hereto as Exhibit 4.4 and incorporated herein by reference.

The following exhibits are filed as a part of this Registration Statement:

Exhibit No.                                Description

4.1
Rights Agreement, dated as of October 15, 1999, by and between Franklin Electric Co., Inc. and Illinois Stock Transfer Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A dated October 19, 1999, File No. 000-00362).

4.2
First Amendment to Rights Agreement, dated as of December 1, 2006, by and between Franklin Electric Co., Inc. and LaSalle Bank National Association, as Rights Agent (incorporated by reference to Exhibit 4.2 of the Company's Form 8-A/A filed on December 8, 2006, File No. 000-00362).

4.3
Second Amendment to Rights Agreement, dated as of July 11, 2007, by and between Franklin Electric Co., Inc. and LaSalle Bank National Association, as Rights Agent (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K filed on July 16, 2007, File No. 000-00362).

4.4	Third Amendment to Rights Agreement, dated as of September 22, 2008, by and between Franklin Electric Co., Inc. and Wells Fargo Bank, National Association, as Rights Agent (filed herewith).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:                      September 23, 2008
FRANKLIN ELECTRIC CO., INC.

By:	/s/ John J. Haines
Name:	John J. Haines
Title:	Vice President, Chief Financial Officer
and Secretary (Principal Financial and
Accounting Officer)

EXHIBIT INDEX

Exhibit No.                                Description

4.1
Rights Agreement, dated as of October 15, 1999, by and between Franklin Electric Co., Inc. and Illinois Stock Transfer Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A dated October 19, 1999, File No. 000-00362).

4.2
First Amendment to Rights Agreement, dated as of December 1, 2006, by and between Franklin Electric Co., Inc. and LaSalle Bank National Association, as Rights Agent (incorporated by reference to Exhibit 4.2 of the Company's Form 8-A/A filed on December 8, 2006, File No. 000-00362).

4.3
Second Amendment to Rights Agreement, dated as of July 11, 2007, by and between Franklin Electric Co., Inc. and LaSalle Bank National Association, as Rights Agent (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K filed on July 16, 2007, File No. 000-00362).

4.4	Third Amendment to Rights Agreement, dated as of September 22, 2008, by and between Franklin Electric Co., Inc. and Wells Fargo Bank, National Association, as Rights Agent (filed herewith).